EXHIBIT  10.37

     EMPLOYMENT  AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of this 1st day of April, 1999, by and between Nettaxi, Inc. (the "Company") and Mr. Glenn Goelz ("Executive").

     RECITALS
     --------

     A. The Company is in the business of providing entertainment, education, and information services over the world wide web through its internet web site at http://www.NETTAXI.com.

     B. Executive has acquired certain skills, experience and abilities with respect to the Company's business.

     C. The Company desires to employ Executive, and Executive desires to accept such employment on the terms and conditions set forth herein.

     AGREEMENT
     ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Employment.
       ----------

     (a) Subject to the terms and conditions of this Agreement, the Company shall employ Executive as Chief Financial Officer of the Company. As Chief Financial Officer, Executive shall have, subject to the control of the Board of Directors, the duties consistent with the position of Chief Financial Officer, including but not be limited to: (i) the management and supervision of the accounting and financial operations and duties of the Company; the hiring of personnel; and (iii) any other duties reasonably assigned to Executive by the President, the Chief Executive Officer or the Board of Directors of the Company.

2.     Acceptance  of  Executive.
       -------------------------

     (a) Executive hereby accepts such employment and agrees to devote his best efforts to the service of the Company, to render this service to the Company on a full-time basis and faithfully, diligently and to the best of his ability discharge the responsibilities thereof. Executive may perform his duties from the Company's principle location or from such other location as he believes is appropriate.

     (b) During the term hereof, Executive may not directly or indirectly, either as an employee or employer, consultant, agent, principal, partner, stockholder or in any other individual or representative capacity engage in other businesses competitive with the business of the Company.

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3.     Compensation.  In consideration of the services to be rendered hereunder,
       ------------
Executive shall receive compensation subject to withholding and other usual deductions in the amount set forth below:

     (a) Base Salary. Initially, Executive shall receive a base salary at the annual rate of $125,000. Beginning on August 1, 1999 Executive's annual base salary shall be increased to $150,000. Thereafter, the Board of Directors shall review Executive's annual base salary at least annually, to determine the appropriate increase thereof. At a minimum, the base salary shall be increased by an amount equivalent to an increase of Ten Percent (10%) per annum, which increase shall be cumulative for each year. The base salary shall be payable in accordance with the regular payroll practices of Employer. The Minimum Bonus or any additional bonus amount shall not be taken into consideration when determining the annual salary increases.

     (b) Bonus. Executives shall be entitled to an annual bonus in the minimum amount of Fifty Thousand Dollars ($50,000) U.S.D. (the "Minimum Bonus"), up to a maximum of the Annual Salary then payable to the Executive in accordance with the terms and provisions of this Agreement, payable on each anniversary date of this Agreement. Any annual bonus in excess of the Minimum Bonus shall be determined by the Board in its sole discretion based upon performance targets established by the Board at the beginning of each year of employment hereunder.

4.     Payment  of  Expenses.  The  Company  shall  pay  directly  on  behalf of
       ---------------------
Executive, or reimburse Executive upon presentation of satisfactory receipts, the reasonable expenses incurred by Executive in carrying out his duties pursuant to this Agreement.

5.     Other  Benefits.  Executive  shall  receive three (3) weeks paid vacation
       ---------------
leave during the first year of his employment and four (4) weeks per year thereafter. Executive shall be entitled to participate in the Company's health and other benefit plans which are in effect from time to time.

6.     Option  to Purchase Common Stock.  The Company hereby grants Executive an
       --------------------------------
option to purchase two hundred fifty thousand (250,000) shares of common stock (the "Options") of the Company which shall vest in twelve equal quarterly installments in accordance with the Company's 1998 Stock Option Plan.

7.     Assignment  of  Inventions.  Executive  shall communicate promptly to the
       --------------------------
Company all inventions, discoveries, concepts and ideas whether patentable or not, including but not limited to hardware, software, processes, methods, techniques as well as improvements thereto conceived (collectively referred to as "Developments"), developed, completed or reduced to practice during Executives employment with the Company, that (i) are related to the present or prospective business, work or consulting of the Company; (ii) result from any work performed on behalf of the Company; or (iii) result from use of the Company's equipment, facilities or materials. Executive hereby assigns his entire right, title and interest in and to all such Developments and any intellectual property rights arising therefrom. Executive shall further cooperate with the Company in connection with any applications, filings or documents prepared and or filed related to the Developments.

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8     Confidentiality.  Except as may be required by Executive's employment with
      ---------------
the Company, Executive shall not, without the prior written consent of the Company, disclose or use at any time, either during or subsequent to Executive's employment with the Company, any secret or confidential information (collectively referred to as "Confidential Information") disclosed by the Company to him or which he learns during his employment with the Company. Upon termination of his employment, Executive shall promptly deliver to the Company all correspondence, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals or any other documents concerning the Company's customers, products, processes or business practices. However, this provision shall not apply to the information, systems, processes, contacts or operating methodologies brought by Executive to the Company or general information and skills learned or developed by Executive, any information in the public domain, or disclosed to third parties by the Company. For purposes of this Agreement, "Confidential Information shall include but not be limited to customer lists, contact lists, vendor lists, bidding procedures, designs, specifications, source codes, mask works, products in development, technical drawing, schematics, bills of materials, sales and manufacturing techniques, developments, production processes, operational methodologies, financial statements, marketing strategies, employee data and other information related to such business and practices of the Company

9     Non-Solicitation.  During  the  term of this Agreement and for a period of
      ----------------
one year following the termination or expiration of this Agreement for whatever reason (or if this period of time shall be unenforceable by law, then for such period as shall be enforceable), Executive agrees not to contact, with a view towards purchasing or selling any product or service competitive with any product or service purchased or sold by Company, or purchase or sell any such product or service from or to any person, firm, association, corporation or other entity whatsoever: (i)which Executive solicited, contacted or otherwise dealt with on behalf of the Company during the twelve (12) month period or any portion thereof preceding termination or expiration of Executive's employment with the Company; or (ii) which is known by Executive to have been a customer, or client of the Company during the twelve (12) month period or any portion thereof preceding the termination or expiration of his or her employment with the Company. Furthermore, Executive shall not for a period of two (2) years after the termination of his or her employment for whatever reason, solicit for hire, or hire any employee of the Company, or any person who was employed by the Company at any time within six (6) months of the termination of Executive's employment with the Company, to work for Executive or any other person or entity.

10.     Term.  Unless  the  employment  of  Executive is terminated as set forth
        ----
herein, this Agreement shall continue in full force and effect for a period of three (3) years from the date hereof. The Agreement shall be automatically renewed for successive periods of one (1) year unless notice is received by the other party at least thirty (30) days prior to the end of the term or extension thereof or otherwise terminated pursuant to the terms hereof.

11.     Termination  of  Employment  by  the  Company.
        ---------------------------------------------

     (a) THE COMPANY MAY TERMINATE THE EMPLOYMENT OF EXECUTIVE AT ANY TIME WITH OR WITHOUT CAUSE, FOR ANY REASON OR NO REASON. THE EMPLOYMENT RELATIONSHIP CONTEMPLATED HEREUNDER SHALL BE AT THE WILL OF THE PARTIES HERETO. EXECUTIVE'S EMPLOYMENT SHALL ALSO TERMINATE UPON HIS DEATH.

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     (b)     The Company may terminate Executive's Employment without cause upon not less than thirty (30) days notice. The Company may also terminate Executive's employment for "cause" upon the determination in good faith of a majority of the Board of Directors of the Company three (3) days notice to Executive. The term "cause" as used herein shall include: (i) Executive's conviction of, guilty or no contest plea to, or confession of guilt to, a felony; (ii) a willful act by Executive which constitutes gross misconduct and which is materially injurious to Employer; (iii) a willful and material failure by Executive to substantially perform his duties, other than a failure resulting from a disability; or (iv) violation by Executive of Section 8 of this Agreement.

     (c) Severance. Upon the termination of the employment of Executive without cause the company shall pay the Executive: (i) Executive's annual base salary payable through the term of this Agreement, as if Executive had not been terminated; (ii) bonus compensation payable through the term of this Agreement as if Executive had not been terminated; and (iii) continued payments for health or benefit plans through the term of this Agreement as if Executive had not been terminated. Additionally, upon such termination, the vesting of all options to purchase Common Stock of the Company held by Executive shall be accelerated so that such options are immediately exercisable. For purposes of calculating the amount due under (ii), above, the amount of Executive's most recent annual bonus shall be the presumed annual bonus. The amounts due under (i) and (ii), above, shall be paid in one lump-sum within three (3) calendar days of such termination. All amounts to be paid by Employer to Executive pursuant to this
Section 11(c) shall be considered by the parties to be severance payments. In the event such payments are treated as damages, it is expressly acknowledged by the parties that damages to Executive for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof.

     (d) Severance Based upon Change of Control. In the event Employer enters into an agreement with another person or entity, the effect of which is to change the control of the Employer, then and in such event, Executive shall be exclusively entitled to terminate this Agreement, and in such event, Employer shall pay to Executive severance payments in accordance with Section 11(c) of this Agreement. For purposes of this Agreement, the term "change of control" shall mean: (i) any change of equity such that more than fifty percent (50%) of the issued and outstanding shares of the Company are transferred to a third party; (ii) or debt ownership, including but not limited to conversion rights of debt to equity of the Employer such that more than fifty percent (50%) of the issued and outstanding shares are transferred to a third party; or (iii) a sale of substantially all of Employer's assets.

12.     Termination  of Employment by Executive.  Executive shall have the right
        ---------------------------------------
to terminate his employment by providing the Company thirty (30) days notice of such termination.

13.     Indemnification.  The  Company  shall  indemnify  Executive,  and  hold
        ---------------
Executive harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by the Executive resulting from Executive's employment with the Company.

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14.     Miscellaneous.
        -------------

     (a) Attorney's Fees. In the event that any legal action is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

     (b) Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all of the Company's business and or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

     (c) Governing Law. This Agreement shall in all respects be construed, interpreted, and enforced in accordance with, and governed by the laws of the State of California.

     (d) Severability. If any term or provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

     (e) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument.

     (f) Arbitration. In the event a dispute of any kind or nature arises under this Agreement, any documents executed in connection with this Agreement, or any matters related to this Agreement, the parties shall, within ninety (90) days of the receipt by the other party of a demand for arbitration, select a mutually agreeable arbitrator and submit the dispute to such arbitrator for binding arbitration, through the nearest American Arbitration Association Regional Office, under the Commercial Arbitration Rules of the American Arbitration Association. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be appointed in accordance with the rules and procedures of the American Arbitration Association. The fees for the arbitration proceedings shall be forwarded by the party demanding arbitration. However, the arbitration fee shall be paid or reimbursed by the non-prevailing party, as determined by the arbitrator, who shall also award appropriate attorney's fees and costs to the prevailing party.

     (g) Modification. Any amendment, change or modification of this Agreement shall be effective only if it is in writing and signed by the parties hereto.

     (h) Waiver. The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

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     IN  WITNESS  WHEREOF,  the parties have executed this Agreement on the date first  written  above.

THE  COMPANY:                      NETTAXI,  INC.

                                   By:____________________

                                   Its:___________________

EXECUTIVE:                         _______________________
                                   Glenn  Goelz

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